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                                                                   Exhibit 10.17

                              ENERGY PARTNERS, LTD.
                           KEY EMPLOYEE RETENTION PLAN

         Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby establishes the Energy Partners, Ltd. Key Employee Retention Plan (the "Plan"), effective as of April 15, 2003 (the "Effective Date").

                                    ARTICLE I
                                     PURPOSE

         The Plan is intended to be an unfunded deferred compensation arrangement for the benefit of key employees of the Company and its Affiliates (as defined below), within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, this Plan is not intended to constitute an employee benefit plan under ERISA. In accordance with such intent, any obligation of the Company to pay benefits hereunder shall be deemed to be an unsecured promise, and any right to enforce such obligation shall be solely as a general creditor of the Company. The Plan is not intended to constitute a qualified employee benefit plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                                   DEFINITIONS

         2.1 Affiliate means any corporation or other form of entity of which the Company owns, directly or indirectly, 80% or more of the total combined voting power of all classes of stock or other equity interests.

         2.2 Beneficiary means the person, persons, entity or entities designated by a Participant on Exhibit A hereto to receive death benefits from the Plan.

         2.3 Benefit Account means a recordkeeping account maintained on the books of the Company with respect to each Participant hereunder.

         2.4 Benefit Credit means the amount credited to a Participant's Benefit Account, which amount shall be determined by the Committee in accordance with
Section 4.2 hereof.

         2.5 Benefit Commencement Date means the date on which the payment of a Participant's Retention Benefit first commences; such date shall be determined in accordance with Section 5.3 hereof.

         2.6 Board or Board of Directors means the Board of Directors of the Company.

         2.7 Change of Control means and shall be deemed to have occurred in accordance with Section 7(b) of the Energy Partners, Ltd. Amended and Restated 2000 Long-Term Stock



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Incentive Plan, as the same may be amended from time to time, or in accordance with the provisions of any successor thereto.

         2.8 Committee means the members of the Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors to administer this Plan.

         2.9 Disabled or Disability means that a Participant is actually receiving benefits under the Company's (or an Affiliate's) separate long-term disability plan and is permanently disabled.

         2.10 Distribution Date means the last business day occurring in March.

         2.11 Employment Period means a Participant's consecutive period of employment with the Company or an Affiliate, which shall commence as of the date on which he or she is designated as a Participant hereunder and shall end on the anniversary of such date determined under Section 5.3 hereof.

         2.12 (reserved)

         2.13 Participant means an officer, manager or other key employee of the Company or an Affiliate who is designated in accordance with Article III hereof.

         2.14 Plan means this Energy Partners, Ltd. Key Employee Retention Plan, as may be amended from time to time.

         2.15 Retention Benefit means the benefit described in Article V hereof, which is payable to a Participant upon the completion of his or her Employment Period.

         2.16 Plan Year means each twelve month period beginning on April 1, and ending on March 31.

         2.17 Valuation Date means March 31st of each year.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         Participants hereunder shall be designated in the discretion of the Committee, from time to time, and may be officers, managers and other key technical employees of the Company or an Affiliate. Such persons may be designated individually or by groups or categories, in the discretion of the Committee. The Committee shall notify each officer, manager or other key employee of his or her designation as a Participant in the Plan.




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                                   ARTICLE IV
                                BENEFIT ACCOUNTS

         4.1 Benefit Accounts. A Benefit Account shall be established and maintained for each Participant hereunder. Such account shall be a bookkeeping entry only. The establishment and maintenance of such account shall not be deemed to create a trust or other form of fiduciary relationship between the Company (or an Affiliate) and any Participant or Beneficiary or otherwise create, for the benefit of any Participant or Beneficiary, an ownership interest in or expectation of any specific asset of the Company or an Affiliate.

         4.2 Credits to Benefit Accounts. Each Plan Year, the Committee may allocate one or more Benefit Credits to a Participant's Benefit Account. The amount of each such credit shall be determined in the discretion of the Committee and shall not be less than zero. The amount of any such credit need not be uniform as to each Participant.

         4.3 Determination of Investment Rate. Benefit Credits to a Participant's Benefit Account bear no investment rate and shall not be credited with interest, dividends, or any other form of yearly earnings or accretion

         4.4 Adjustment to Benefit Accounts. As of each Valuation Date, a Participant's Benefit Account shall be adjusted as follows:

          a. There shall be credited to such account any Benefit Credit designated by the Committee in accordance with Section 4.2 hereof.

          b. Any distribution or withdrawal since the immediately preceding Valuation Date shall be deducted from such account.

         4.5 Valuation Notice. At least as frequently as each Valuation Date, the Committee shall furnish each Participant with a valuation notice that includes the amounts credited to the Participant's Benefit Account and any other changes to such account since the immediately preceding Valuation Date.

                                    ARTICLE V
                               RETENTION BENEFITS

         5.1 Form and Amount of Payment. A Participant's Retention Benefit shall be distributed in a series of ten substantially equal annual installment payments, subject to the following:

          a. The amount of each installment shall be equal to one-tenth of the Participant's Benefit Account as of the last day of the Plan Year immediately preceding the first Distribution Date.

          b. No Investment Rate shall be credited to the Participant's Benefit Account during the period in which such installments are paid.

         5.2 Commencement of Payments. The payment of a Participant's Retention Benefit shall commence as of the Distribution Date that coincides with or immediately follows such




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Participant's Benefit Commencement Date; thereafter, installment payments shall be made annually as of each Distribution Date.

         5.3 Determination of Benefit Commencement Date. A Participant's Benefit Commencement Date shall be the date on which each Participant completes his or her Employment Period, determined as follows:

                           AGE WHEN DESIGNATED               EMPLOYMENT PERIOD
                            AS A PARTICIPANT
                45 or older                                       10 years
                Less than 45, but older than 43                   11 years
                Less than 43                                      12 years

         5.4 Effect of a Termination of Employment. If a Participant ceases to be employed by the Company or an Affiliate for any reason prior to the completion of his or her Employment Period, he or she shall ordinarily forfeit the amount then credited to his or her Benefit Account, and no benefit shall be due from the Plan. Notwithstanding the foregoing, the Committee, in its discretion, may elect to pay a Retention Benefit to such Participant, in such amount and form as the Committee then deems appropriate.

         5.5 Early Payments. Notwithstanding any provision of this Plan to the contrary, the Committee may direct the distribution to any Participant (or Beneficiary) in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Benefit Account, if an Adverse Determination is made with respect to such Participant. For this purpose, the term "Adverse Determination" shall mean that, based upon Federal tax or revenue law, a published or private ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves such Participant or a determination of counsel, a Participant has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

         Further, notwithstanding any provision of the Plan to the contrary, the Committee may direct the trustee of any trust established pursuant to Section
8.7 hereof to distribute to any Participant in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's Benefit Account based upon a change in ERISA, a published advisory opinion or similar announcement issued by the Department of Labor, a regulation issued by the Secretary of Labor, a decision by a court of competent jurisdiction, an agreement between such Participant and the Department of Labor or similar agency or an opinion of counsel, such Participant is not a "management" or "highly compensated" employee or this Plan is not an "unfunded" plan within the meaning of ERISA.




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                                   ARTICLE VI
                      DEATH, DISABILITY AND OTHER BENEFITS

         6.1 Beneficiary Designation. A Participant (or Beneficiary in accordance with Section 6.4 hereof) shall be entitled to designate one or more Beneficiaries, substantially in the form attached hereto as Exhibit A. Any such designation may be modified, at any time, by delivery of a new designation to the Committee. Any designation or modification shall be effective upon its receipt and acceptance by the Committee. If a Participant (or Beneficiary) fails to designate a Beneficiary or if a designation cannot be administered, the estate of the decedent shall be deemed a Beneficiary hereunder.

         6.2 Participant's Death Before Benefit Commencement Date. If a Participant dies during his or her Employment Period, the Participant's Beneficiary shall be paid a death benefit (in lieu of any benefit otherwise provided under the Plan) in the form of ten substantially equal installment payments, commencing as soon as practicable after the date of the Participant's death and payable in accordance with the provisions of Sections 5.1 and 5.2 hereof. The amount of such benefit shall equal the amount set forth on Schedule B hereto, as the same may be modified or amended by the Committee, in its sole discretion, from time to time. In a manner similar to that reflected in 5.1, one-tenth of such benefit as set forth on Schedule B shall be paid yearly; in no event, however, shall the amount payable under this Section 6.2 be less than the amount credited to a Participant's Benefit Account as of the date of his or her death.

         6.3 Participant's Death After Benefit Commencement Date. If a Participant dies after his or her Benefit Commencement Date, the Company shall continue to pay to the Participant's Beneficiary the remaining Retention Benefit, if any, that, as scheduled, would otherwise be payable to the deceased Participant.

         6.4 Death of Beneficiary. In the event of the death of a Beneficiary, the remaining benefit to which such Beneficiary was entitled at the time of his or her death, if any, shall be payable to the Beneficiary or Beneficiaries designated by such Beneficiary.

         6.5 Participant's Disability Before Benefit Commencement Date. If a Participant becomes Disabled during his or her Employment Period, the amount then credited to his or her Benefit Account shall be paid to such Participant in the form of a single-sum payment as soon as practicable following the date of such Disability.

         6.6 Change of Control Benefit. Upon the occurrence of a Change of Control and notwithstanding any provision of this Plan to the contrary, each Participant or Beneficiary hereunder shall receive an immediate single-sum benefit equal to:

          a. If the Participant has not completed his or her Employment Period, the amount set forth on Schedule C hereto as the same may be modified or amended by the Committee, from time to time, but in no event less than the amount credited to his or her Benefit Account as of the date of such change.

          b. If payment of a Participant's Retention Benefit has commenced, the Participant shall receive the amount then credited to his or her Benefit Account.



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          c.   If a Beneficiary is receiving benefits hereunder, such
               Beneficiary shall receive the amount then credited to the deceased Participant's Benefit Account.

Any such payment shall be in lieu of any benefit otherwise provided under the Plan.

         6.7 Facility of Payment. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                   ARTICLE VII
                               PLAN ADMINISTRATION

         7.1 Powers. The Committee shall administer this Plan and all matters related thereto. The Committee shall have the discretionary power and authority to interpret the provisions of this Plan and shall determine all questions arising under the Plan including, without limitation, all questions concerning administration, eligibility, the determination of benefits hereunder, and the interpretation of any form or other document related to this Plan. In addition, the Committee shall have the authority to prescribe, amend and rescind rules and administrative procedures relating to the operation of this Plan, to instruct any trustee as to the investment of any asset held for the purposes described in
Section 8.7, hereof, and to correct any defect, supply any omission or reconcile any inconsistency in this Plan.

         Any determination by the Committee need not be uniform as to all or any Participant or Beneficiary hereunder. Any such determination shall be conclusive and binding on all persons. The Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel, as it deems necessary to administer the Plan.

         7.2 Delegation of Administrative Authority. The Committee, in its sole discretion, may delegate to officers of the Company (or an Affiliate) all or any portion of the power and authority granted to it hereunder, subject to such limitations, restrictions and conditions as the Committee may provide. When acting in accordance with such delegation (whether made orally or in writing) such persons shall be deemed to possess the power and authority granted to the Committee hereunder.

         7.3 Expenses. Any cost or expense of administering the Plan shall be paid by the Company and/or its Affiliates.

         7.4 Exemption from Liability; Indemnification. The members of the Committee and the persons acting on behalf of the Committee shall be free from liability for their acts, omissions, and conduct in the administration of the Plan, except for those acts, omissions and conduct resulting from willful misconduct or lack of good faith.



                                       6
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         The Company shall indemnify each member of the Committee, the persons acting on behalf of the Committee and any other employee, officer or director of the Company or its Affiliates against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right shall be in addition to any other rights to which such person may be entitled to as a matter of law.

         7.5 Small Benefits. If the value of any benefit payable to any person hereunder is $10,000 or less (determined at any time after a Participant's Benefit Commencement Date), such amount shall be distributed in the form of a single-sum payment as of the Distribution Date that coincides with or immediately follows the date on which such value is determined. No additional benefit shall be payable hereunder with respect to such Participant or Beneficiary, as the case may be.

                                  ARTICLE VIII
                              PARTICIPANTS' RIGHTS

         8.1 Spendthrift Provision. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber any amount payable hereunder. No amount payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony or separate maintenance owed by a Participant or any other person. No amount payable under this Plan shall be transferable by operation of law in the event of a Participant's or other person's bankruptcy or insolvency.

         8.2 No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of participation in this Plan.

         8.3 Offset. If, at the time of any distribution hereunder, a Participant or his or her Beneficiary is indebted to the Company or an Affiliate, then any distribution to be made to the Participant, his or her Beneficiary or both, may, at the discretion of the Committee, be reduced by the amount of such indebtedness.

         8.4 Claim for Benefits. Each Participant or Beneficiary claiming any right under this Plan must give written notification thereof to the Committee. If a claim is denied, the denial shall be contained in a written notice stating the following:

          a.   The specific reason for the denial;

          b. Specific reference to the Plan provision on which the denial is based;


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          c.   Description of additional information necessary for the claimant to present his or her claim, if any, and an explanation of why such material is necessary; and

          d.   An explanation of the Plan's claim review procedure.

The claimant will have 60 days to request a review of any denial by the Committee. The request for review must be in writing and delivered to the Committee, which will then provide a full and fair review. The claimant may review pertinent documents and may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall include specific reasons and refer to the specific Plan provisions on which it is based.

         8.5 Obligation for Benefit Payments. Notwithstanding any provision of this Plan to the contrary, the payment of benefits under this Plan shall remain the obligation of the Company and its Affiliates. In the event the Company designates a third-party as the payor of the benefits and the assets of such third-party are insufficient to meet the payment obligations of the Company or an Affiliate, the Company or such Affiliate shall remain responsible for such deficiency.

         8.6 Tax Withholding and Reporting. The Company, an Affiliate or any third-party payor shall withhold from the payment benefits hereunder any amount required to be withheld under applicable federal or state tax laws.

         8.7 No Trust or Funding Created. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general assets of the Company, and the Company shall not be required to establish or maintain any special or separate fund, purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to ensure that such payment shall be made, and neither a Participant nor any Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company (or any subsidiary or affiliate of the Company) and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Termination of Plan. The Committee shall have the right, at any time, to terminate this Plan. The Committee shall provide written notice of such termination to each Participant hereunder. In the event a termination hereunder, each Participant (or Beneficiary of a



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designated Participant) shall receive an immediate single-sum payment equal to the amount then credited to his or her Benefit Account.

         9.2 Amendment and Modification. The Committee may amend this Plan at any time, in its discretion; provided, however, that any amendment adversely affecting amounts then credited to a Participant's Benefit Account shall be approved by each affected Participant (or his or her Beneficiary). Notwithstanding the foregoing, however, the consent of any Participant or Beneficiary shall not be required if the Committee reasonably determines that an amendment is necessary to ensure that amounts credited to a Participant's Benefit Account are not subject to federal income taxation until withdrawn or distributed or to ensure that the Plan is deemed to be unfunded or maintained for the benefit of a select group of management employees within the meaning of ERISA.

         9.3 Funding. The Company may, in its discretion, establish one or more trusts in connection with the adoption of this Plan. Each year during the continuance of this Plan, the Committee may designate amounts or property to be added to any such trust on behalf of the Company or an Affiliate. The property comprising the assets of any such trust, including any insurance policy on the life of a Participant purchased by such trust or contributed to such trust by the Company or an Affiliate, shall at all times remain the property of such trust. The trustee of any such trust shall distribute the assets comprising such trust in accordance with the provisions of this Plan and the trust agreement, all as instructed by the Committee, but in no event shall such trustee distribute the assets of such trust to or for the benefit of the Company or any Affiliate, except as provided in the trust agreement.

         9.4 No Effect on Other Benefits. Any compensation paid or benefits provided to a Participant shall be in addition to, and not in lieu of, the benefits provided to such Participant under this Plan. Nothing in this Plan shall be construed as limiting, varying or reducing the provision of any benefit available to a Participant, such Participant's estate or Beneficiary pursuant to any employment agreement, retirement plan, including any qualified pension or profit-sharing plan, health, disability or life insurance plan or any other form of agreement or arrangement between the Company and/or an Affiliate and a Participant.

         9.5 Governing Law. This Plan is governed by the internal laws of the State of Louisiana, in all respects, including matters of construction, validity and performance.

         9.6 Company's Protection. Each Participant shall be deemed to have agreed to cooperate with the Company by furnishing any and all information reasonably requested by the Committee in order to facilitate the payment of benefits hereunder, including, without limitation, the taking of such physical examinations as the Company or the Committee may deem necessary and taking such other action as may reasonably be requested by the Company or the Committee. If a Participant refuses to cooperate, is uninsurable or is insurable at other than standard rates, the Committee, in its sole discretion, may determine that the Participant is ineligible to participate hereunder.

         If insurance on the life of any Participant is obtained and such Participant commits suicide during the two-year period beginning on the date of his or her participation in this Plan or



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if a Participant hereunder makes any material misstatement of information or nondisclosure of medical history, the Committee, in its sole discretion, may terminate the participation of any such Participant hereunder, without the payment of a Retention or other benefit.

         No Participant or Beneficiary shall have the right to, or claim under or against, any insurance policy on the life of the Participant obtained by the Company or an Affiliate or any asset held in trust to help defray the cost incurred in providing benefits under this Plan. Any such policy or other property shall be, and remain, a general, unpledged asset of the Company or an Affiliate or the trust, as the case may be.

         9.7 Entire Plan. This document, any formal written amendment hereto and any elections or designations required herein constitute the entire agreement among each Participant and the Company and its Affiliates concerning the benefits described herein. Such documents contain all the terms and provisions of the Plan and shall constitute the entire Plan, and any other alleged terms or provisions, whether oral or written, shall be of no effect.

         9.8 Binding Effect. Obligations incurred by the Company pursuant to this Plan shall be binding upon the Company, including its successors and assigns, and inure to the benefit of each Participant and his or her Beneficiary or Beneficiaries.

         THIS PLAN was approved by the Compensation Committee of the Board of Directors of Energy Partners, Ltd. on March 18, 2003.

                                        ENERGY PARTNERS, LTD.


                                        By: Richard A. Bachmann
                                            -----------------------------------

                                        Its: Chairman, President, and CEO
                                             ----------------------------------




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                        Executive Officers Participating
                       in the Energy Partners, Ltd. Key
                            Employee Retention Plan:

                                T. Rodney Dykes